Exhibit 99.1

VBI Vaccines Presents Phase 3 Sci-B-Vac® Data at ID Week 2020™

CAMBRIDGE, Mass. (October 26, 2020) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the presentation of two abstracts featuring data from the Phase 3 program evaluating Sci-B-Vac®, the company’s 3-antigen prophylactic hepatitis B (HBV) vaccine, in e-poster presentations at ID Week 2020™, which took place October 21-25, 2020.

Poster #: 8

Title: Higher hepatitis B antibody titers induced in all adults vaccinated with a 3-antigen hepatitis B (HBV) vaccine, compared to a single-antigen HBV vaccine: results from two pivotal phase 3 double-blind, randomized studies (PROTECT and CONSTANT)

Joanne Langley, M.D., Professor of Pediatrics and Community Health and Epidemiology, CIHR-GSK Chair in Pediatric Vaccinology, Dalhousie University, and Head of the Division of Infectious Disease, IWK Health Centre, and principal investigator of the PROTECT study delivered the poster presentation.

“Currently licensed HBV vaccines such as Engerix-B® have important limitations. These include reduced immunogenicity in certain subgroup populations such as adults over 45, diabetics, and persons with obesity,” said Dr. Langley. “The results from this Phase 3 clinical program clearly demonstrate Sci-B-Vac’s ability to safely induce rapid and robust immune responses in young adults, as well as in older adults and those with comorbidities – a significant improvement upon Engerix-B®.”

The poster highlighted Sci-B-Vac’s ability to elicit high serum levels of HBV surface antibodies (anti-HBs titers), persistence and durability of which are believed to be dependent upon peak levels induced. The data included:

●	High anti-HBs titers: Across both the PROTECT and CONSTANT registrational Phase 3 studies, Sci-B-Vac safely elicited higher anti-HBs titers in all study subjects compared to Engerix-B, a single antigen HBV vaccine, regardless of age, gender, or underlying comorbidity.

●	PROTECT study:

○	In all study subjects, adults ≥ 18 years, Sci-B-Vac induced a Geometric Mean Concentration (GMC) of anti-HBs titers that was 6x higher than that induced by Engerix-B (1,148 mIU/mL vs. 193 mIU/mL)
○	The increase was sustained across key study subgroups, where Sci-B-Vac induced GMCs of anti-HBs titers that were 4-8x higher than those induced by Engerix-B, including in older adults, diabetics, and individuals with body mass index (BMI) > 30.

●	CONSTANT study:

○	In all study subjects, adults age 18-45, after two vaccinations, Sci-B-Vac induced GMCs of anti-HBs titers across all three manufactured lots that were more than 7.5x higher than that induced by Engerix-B (112.5-124.1 mIU/mL vs. 14.98 mIU/mL)
○	These titers increased after the third vaccination, with Sci-B-Vac inducing GMCs of anti-HBs of 4,854.9-5,979.2 mIU/mL vs. 1,526.2 mIU/mL with Engerix-B

Poster #: 1051

Title: Rapid onset of seroprotection rates in young adults immunized with a 3-antigen hepatitis B virus (HBV) vaccine compared to a single-antigen HBV vaccine

During the presentation, Timo Vesikari M.D., Ph.D., Professor Emeritus and Director of the Nordic Vaccine Research Network in Finland, and principal investigator of the PROTECT and CONSTANT Phase 3 clinical studies discussed the kinetics of seroprotection offered by Sci-B-Vac vs. Engerix-B in adults age 18-45, as demonstrated in five late-stage studies completed to-date: four Phase 3 studies, including PROTECT, CONSTANT, 38-13-040, SG-005-05; and one Phase 4 study, SCIB018.

“In the U.S., we are seeing elevated rates of new hepatitis B infections in younger adults, particularly those aged 30-39.” said Dr. Vesikari. “In these studies, we analyzed the seroprotection levels induced after two and three doses of vaccine, which demonstrated that Sci-B-Vac was able to more rapidly induce high rates of seroprotection than Engerix-B, with differences in speed to seroprotection notably distinct in the larger registrational studies, PROTECT and CONSTANT. This may be particularly relevant for adults age 18-45 who may require faster onset of protection against HBV.”

The e-poster data included:

●	Faster onset of seroprotection in adults age 18-45 – seroprotection rate (SPR) is defined as the percent of subjects with anti-HBs titers ≥ 10 mIU/mL:

○	In the four controlled Phase 3 studies, after two vaccinations, Sci-B-Vac achieved SPR rates of 87.2%-100% compared to 39.0%-89.4% for Engerix-B
○	In the uncontrolled Phase 4 study, Sci-B-Vac achieved a 91.9% SPR at month 2, growing to 98.8% prior to receiving the third vaccination at month 6

Copies of both e-posters are available on the “Events/Presentations” page in the “Investors” section of VBI’s website.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with: (1) the only 3-antigen hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel and recently completed its Phase 3 program in the U.S., Europe, and Canada; and (2) an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic coronavirus vaccine program. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel. Website Home: http://www.vbivaccines.com/

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forwardlooking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com